Exhibit 99.1

ServisFirst Bancshares, Inc. Announces Results for First Quarter 2017

BIRMINGHAM, Ala., April 17, 2017 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ:SFBS), today announced earnings and operating results for the quarter ended March 31, 2017.

FIRST QUARTER HIGHLIGHTS:

  Loans increased 20% for the first quarter on an annualized basis
  Loans and deposits increased 19% and 24%, respectively, year over year
  Diluted EPS increased 11% from $0.38 to $0.42 year over year
  Quarterly dividend increased 25% as previously announced
  Tampa Bay Main office opened in March 2017, replacing the Pascoe County loan production office

Tom Broughton, President and CEO, said, “We are pleased with our loan growth in the first quarter which is typically the slowest growth quarter of the year.  Business activity around our Southeastern footprint has greatly improved in 2017 to date.”  Bud Foshee, CFO, stated, “Our efficiency ratio has improved from 40.5% to 37.6% year over year.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

On December 20, 2016, the Company effected a two-for-one split of its common stock in the form of a stock dividend.  All share and per share information for prior periods in this release has been adjusted to give effect to this stock split.

	Period Ending March 31, 2017	Period Ending December 31, 2016	% Change From Period Ending December 31, 2016 to Period Ending March 31, 2017	Period Ending March 31, 2016	% Change From Period Ending March 31, 2016 to Period Ending March 31, 2017
QUARTERLY OPERATING RESULTS
Net Income	$22,519	$21,738	4%	$19,956	13%
Net Income Available to Common Stockholders	$22,519	$21,714	4%	$19,956	13%
Diluted Earnings Per Share	$0.42	$0.40	5%	$0.38	11%
Return on Average Assets	1.45%	1.39%		1.53%
Return on Average Common Stockholders' Equity	17.09%	16.71%		17.39%
Average Diluted Shares Outstanding	54,133,722	53,961,160		53,133,620

BALANCE SHEET
Total Assets	$6,336,165	$6,370,448	(1)%	$5,378,599	18%
Loans	5,151,984	4,911,770	5%	4,340,900	19%
Non-interest-bearing Demand Deposits	1,292,440	1,281,605	1%	1,070,275	21%
Total Deposits	5,361,532	5,420,311	(1)%	4,339,747	24%
Stockholders' Equity	545,148	522,889	4%	470,940	16%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $22.5 million for the quarter ended March 31, 2017, compared to net income and net income available to common stockholders of $20.0 million for the same quarter in 2016.  Basic and diluted earnings per common share were $0.43 and $0.42, respectively, for the first quarter of 2017, compared to $0.38 for both basic and diluted earnings per share for the first quarter of 2016.

Return on average assets was 1.45% and return on average equity was 17.09% for the first quarter of 2017, compared to 1.53% and 17.39%, respectively, for the first quarter of 2016.

Net interest income was $52.1 million for the first quarter of 2017, compared to $49.1 million for the fourth quarter of 2016 and $44.2 million for the first quarter of 2016.  The net interest margin in the first quarter of 2017 was 3.53%, an increase of 23 basis points from the fourth quarter of 2016 and a decrease of four basis points from the first quarter of 2016.  The increase in net interest income on a linked quarter basis is attributable to a $301.3 million increase in average loans outstanding and a $17.5 million increase in average stockholders’ equity, all resulting in a positive mix change in our balance sheet.  A $35.0 million decrease in average non-interest-bearing deposits offset the positive mix change caused by increases in loans and stockholders’ equity, while a $313.2 million decrease in federal funds sold and interest-bearing balances with banks added to the positive mix change.  The average yield on loans increased by six basis points to 4.51% on a linked quarter basis.  This was primarily the result of repricing of loans following the Federal Reserve Bank’s increase of interest rates in December 2016 and again in March 2017.

Average loans for the first quarter of 2017 were $5.00 billion, an increase of $301.3 million, or 6.4%, over average loans of $4.70 billion for the fourth quarter of 2016, and an increase of $763.9 million, or 18.0%, over average loans of $4.24 billion for the first quarter of 2016.

Average total deposits for the first quarter of 2017 were $5.32 billion, an increase of $45.4 million, or 0.9%, over average total deposits of $5.27 billion for the fourth quarter of 2016, and an increase of $1.05 billion, or 24.6%, over average total deposits of $4.27 billion for the first quarter of 2016.

Non-performing assets to total assets were 0.27% for the first quarter of 2017, a decrease of seven basis points compared to 0.34% for the fourth quarter of 2016 and an increase of seven basis points compared to 0.20% for the first quarter of 2016.  Net credit charge-offs to average loans were 0.24%, a 15 basis point increase compared to 0.09% for the fourth quarter of 2016 and a 21 basis point increase compared to 0.03% for the first quarter of 2016.  We recorded a $5.0 million provision for loan losses in the first quarter of 2017 compared to $4.1 million in the fourth quarter of 2016 and $2.1 million in the first quarter of 2016.  The allowance for loan loss as a percentage of total loans was 1.05% at March 31, 2017 compared to 1.06% at December 31, 2016 and 1.04% at March 31, 2016.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income increased $1.1 million during the first quarter of 2017, or 32%, compared to the first quarter of 2016.  Mortgage revenue increased $231,000, or 35%, to $899,000 during the first quarter of 2017, compared to $668,000 during the first quarter of 2016.  Credit card revenue increased $710,000, or 151%, to $1.2 million during the first quarter of 2017, compared to $469,000 during the first quarter of 2016.

Non-interest expense for the first quarter of 2017 increased $2.0 million, or 10%, to $21.3 million from $19.3 million in the first quarter of 2016, and decreased $770,000, or 3%, on a linked quarter basis.  Salary and benefit expense for the first quarter of 2017 increased $646,000, or 6%, to $11.7 million from $11.1 million in the first quarter of 2016, and increased $516,000, or 5%, on a linked quarter basis.  We added seven production officers and had two terminations during the first quarter of 2017.  Equipment and occupancy expense increased $265,000, or 13%, to $2.3 million in the first quarter of 2017, from $2.0 million in the first quarter of 2016.  This increase in equipment and occupancy expense was attributable to new offices in our Tampa Bay, Florida and Charleston, South Carolina regions, which were relocations from temporary facilities we previously occupied.  Our efficiency ratio for the first quarter of 2017, fourth quarter of 2016 and first quarter of 2016 was 37.58%, 39.96% and 40.51%, respectively.

Income tax expense increased $1.5 million, or 24%, to $7.8 million in the first quarter of 2017, compared to $6.3 million in the first quarter of 2016.  In the second quarter of 2016 we adopted the amendments in Accounting Standards Update 2016-09 using the modified retrospective method.  Accordingly, we recognized excess tax benefits from the exercise and vesting of stock options and restricted stock of $2.1 million in the first quarter of 2017, compared to $2.3 million in the first quarter of 2016.  Our effective tax rate for the first quarter of 2017 and 2016 was 25.8% and 24.0%, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	At March 31, 2017	At December 31, 2016	At September 30, 2016	At June 30, 2016	At March 31, 2016
Book value per share - GAAP	$10.32	$9.93	$9.65	$9.32	$8.99
Total common stockholders' equity - GAAP	545,148	522,889	507,886	489,097	470,940
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,924	14,996	15,073	15,154	15,239
Tangible common stockholders' equity - non-GAAP	$530,224	$507,893	$492,813	$473,943	$455,701
Tangible book value per share - non-GAAP	$10.04	$9.65	$9.37	$9.03	$8.70

Stockholders' equity to total assets - GAAP	8.60%	8.21%	8.46%	8.66%	8.76%
Total assets - GAAP	$6,336,165	$6,370,448	$6,002,621	$5,646,055	$5,378,596
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,924	14,996	15,073	15,154	15,239
Total tangible assets - non-GAAP	$6,321,241	$6,355,452	$5,987,548	$5,630,901	$5,363,357
Tangible common equity to total tangible assets - non-GAAP	8.39%	7.99%	8.23%	8.42%	8.50%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at http://servisfirstbancshares.investorroom.com/.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at http://servisfirstbancshares.investorroom.com/  or by calling (205) 949-0302.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016
CONSOLIDATED STATEMENT OF INCOME
Interest income	$59,517	$56,200	$54,691	$52,050	$49,961
Interest expense	7,465	7,091	6,773	6,159	5,782
Net interest income	52,052	49,109	47,918	45,891	44,179
Provision for loan losses	4,986	4,075	3,464	3,800	2,059
Net interest income after provision for loan losses	47,066	45,034	44,454	42,091	42,120
Non-interest income	4,546	6,039	4,791	3,847	3,435
Non-interest expense	21,267	22,037	20,162	19,504	19,290
Income before income tax	30,345	29,036	29,083	26,434	26,265
Provision for income tax	7,826	7,298	8,174	7,558	6,309
Net income	22,519	21,738	20,909	18,876	19,956
Preferred stock dividends	-	24	-	23	-
Net income available to common stockholders	$22,519	$21,714	$20,909	$18,853	$19,956
Earnings per share - basic (1)	$0.43	$0.41	$0.40	$0.36	$0.38
Earnings per share - diluted (1)	$0.42	$0.40	$0.39	$0.36	$0.38
Average diluted shares outstanding (1)	54,133,722	53,961,160	53,879,328	53,452,526	53,133,620

CONSOLIDATED BALANCE SHEET DATA
Total assets	$6,336,165	$6,370,448	$6,002,621	$5,646,055	$5,378,599
Loans	5,151,984	4,911,770	4,631,822	4,536,338	4,340,900
Debt securities	526,023	447,427	377,270	347,706	362,106
Non-interest-bearing demand deposits	1,292,440	1,281,605	1,269,726	1,185,668	1,070,275
Total deposits	5,361,532	5,420,311	5,081,128	4,664,795	4,339,747
Borrowings	55,169	55,262	55,356	55,450	55,543
Stockholders' equity	$545,148	$522,889	$507,866	$489,097	$470,940

Shares outstanding (1)	52,812,396	52,636,896	52,610,896	52,503,896	52,365,396
Book value per share (1)	$10.32	$9.93	$9.65	$9.32	$8.99
Tangible book value per share (1) (2)	$10.04	$9.65	$9.37	$9.03	$8.70

SELECTED FINANCIAL RATIOS
Net interest margin	3.53%	3.30%	3.35%	3.51%	3.57%
Return on average assets	1.45%	1.39%	1.39%	1.37%	1.53%
Return on average common stockholders' equity	17.09%	16.71%	16.66%	15.79%	17.39%
Efficiency ratio	37.58%	39.96%	38.25%	39.21%	40.51%
Non-interest expense to average earning assets	1.43%	1.46%	1.39%	1.50%	1.56%

CAPITAL RATIOS (3)
Common equity tier 1 capital to risk-weighted assets	9.67%	9.78%	9.91%	9.83%	9.90%
Tier 1 capital to risk-weighted assets	9.68%	9.78%	9.92%	9.84%	9.91%
Total capital to risk-weighted assets	11.66%	11.84%	12.03%	11.98%	12.12%
Tier 1 capital to average assets	8.46%	8.22%	8.20%	8.52%	8.65%
Tangible common equity to total tangible assets (2)	8.39%	7.99%	8.23%	8.42%	8.50%

(1) Adjusted to reflect two-for-one stock split that occurred on December 20, 2016.
(2) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(3) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2017	March 31, 2016	% Change
ASSETS
Cash and due from banks	$54,993	$56,714	(3)%
Interest-bearing balances due from depository institutions	283,181	440,513	(36)%
Federal funds sold	127,390	28,410	348%
Cash and cash equivalents	465,564	525,637	(11)%
Available for sale debt securities, at fair value	453,956	334,567	36%
Held to maturity debt securities (fair value of $73,180 and $28,409 at
March 31, 2017 and 2016, respectively)	72,057	27,539	162%
Restricted equity securities	1,034	5,667	(82)%
Mortgage loans held for sale	6,599	5,090	30%
Loans	5,151,984	4,340,900	19%
Less allowance for loan losses	(53,892)	(45,145)	19%
Loans, net	5,098,092	4,295,755	19%
Premises and equipment, net	46,407	20,989	121%
Goodwill and other identifiable intangible assets	14,924	15,239	(2)%
Other assets	177,532	148,116	20%
Total assets	$6,336,165	$5,378,599	18%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,292,440	$1,070,275	21%
Interest-bearing	4,069,092	3,269,472	24%
Total deposits	5,361,532	4,339,747	24%
Federal funds purchased	358,241	497,885	(28)%
Other borrowings	55,169	55,543	(1)%
Other liabilities	16,075	14,484	11%
Total liabilities	5,791,017	4,907,659	18%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; no shares authorized or outstanding
at March 31, 2017 and 2016	-	-	-%
Preferred stock, par value $0.001 per share; 1,000,000 authorized and undesignated at
March 31, 2017, and 1,000,000 authorized and 960,000 undesignated at March 31, 2016	-	-	-%
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 52,8712,396 shares issued and outstanding at March 31, 2017, and 52,365,396 shares issued and outstanding at
March 31, 2016 (1)	53	53	-%
Additional paid-in capital	217,195	215,932	1%
Retained earnings	327,029	307,151	6%
Accumulated other comprehensive income	369	(624)	(159)%
Noncontrolling interest	502	377	33%
Total stockholders' equity	545,148	522,889	4%
Total liabilities and stockholders' equity	$6,336,165	$6,370,448	(1)%

(1) Adjusted to reflect two-for-one stock split that occurred on December 20, 2016.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended March 31,
	2017	2016
Interest income:
Interest and fees on loans	$55,556	$47,247
Taxable securities	2,087	1,269
Nontaxable securities	765	858
Federal funds sold	519	73
Other interest and dividends	590	514
Total interest income	59,517	49,961
Interest expense:
Deposits	5,982	4,361
Borrowed funds	1,483	1,421
Total interest expense	7,465	5,782
Net interest income	52,052	44,179
Provision for loan losses	4,986	2,059
Net interest income after provision for loan losses	47,066	42,120
Non-interest income:
Service charges on deposit accounts	1,354	1,307
Mortgage banking	899	668
Increase in cash surrender value life insurance	724	624
Other operating income	1,569	836
Total non-interest income	4,546	3,435
Non-interest expense:
Salaries and employee benefits	11,713	11,067
Equipment and occupancy expense	2,250	1,985
Professional services	771	738
FDIC and other regulatory assessments	997	750
Other real estate owned expense	76	449
Other operating expense	5,460	4,301
Total non-interest expense	21,267	19,290
Income before income tax	30,345	26,265
Provision for income tax	7,826	6,309
Net income	22,519	19,956
Dividends on preferred stock	-	-
Net income available to common stockholders	$22,519	$19,956
Basic earnings per common share (1)	$0.43	$0.38
Diluted earnings per common share (1)	$0.42	$0.38

(1) Adjusted to reflect two-for-one stock split that occurred on December 20, 2016.

LOANS BY TYPE (UNAUDITED)
(In thousands)

	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016
Commercial, financial and agricultural	$2,061,503	$1,982,267	$1,885,315	$1,892,870	$1,799,132
Real estate - construction	345,777	335,085	292,721	251,144	254,254
Real estate - mortgage:
Owner-occupied commercial	1,262,578	1,171,719	1,138,308	1,117,514	1,055,852
1-4 family mortgage	554,261	536,805	520,394	494,733	458,032
Other mortgage	872,955	830,683	740,127	725,336	723,542
Subtotal: Real estate - mortgage	2,689,794	2,539,207	2,398,829	2,337,583	2,237,426
Consumer	54,910	55,211	54,957	54,741	50,088
Total loans	$5,151,984	$4,911,770	$4,631,822	$4,536,338	$4,340,900

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016
Allowance for loan losses:
Beginning balance	$51,893	$48,933	$46,998	$45,145	$43,419
Loans charged off:
Commercial financial and agricultural	2,855	1,059	1,270	1,412	50
Real estate - construction	-	-	79	355	381
Real estate - mortgage	266	45	144	191	-
Consumer	75	82	81	31	18
Total charge offs	3,196	1,186	1,574	1,989	449
Recoveries:
Commercial financial and agricultural	190	10	35	1	3
Real estate - construction	16	12	9	39	16
Real estate - mortgage	2	46	1	2	97
Consumer	1	3	-	-	-
Total recoveries	209	71	45	42	116
Net charge-offs	2,987	1,115	1,529	1,947	333
Provision for loan losses	4,986	4,075	3,464	3,800	2,059
Ending balance	$53,892	$51,893	$48,933	$46,998	$45,145

Allowance for loan losses to total loans	1.05%	1.06%	1.05%	1.04%	1.04%
Allowance for loan losses to total average
loans	1.08%	1.10%	1.07%	1.06%	1.06%
Net charge-offs to total average loans	0.24%	0.09%	0.13%	0.18%	0.03%
Provision for loan losses to total average
loans	0.40%	0.34%	0.30%	0.34%	0.20%
Nonperforming assets:
Nonaccrual loans	$12,084	$10,624	$6,647	$4,730	$6,133
Loans 90+ days past due and accruing	16	6,263	43	423	417
Other real estate owned and
repossessed assets	5,102	4,988	3,035	4,260	4,044
Total	$17,202	$21,875	$9,725	$9,413	$10,594

Nonperforming loans to total loans	0.23%	0.34%	0.14%	0.11%	0.15%
Nonperforming assets to total assets	0.27%	0.34%	0.16%	0.17%	0.20%
Nonperforming assets to earning assets	0.28%	0.35%	0.16%	0.17%	0.20%
Reserve for loan losses to nonaccrual loans	445.98%	488.45%	736.17%	993.62%	736.10%

Restructured accruing loans	$536	$558	$6,738	$6,753	$6,763

Restructured accruing loans to total loans	0.01%	0.01%	0.14%	0.15%	0.16%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016
Beginning balance:	$7,292	$6,738	$6,753	$6,763	$7,736
Net (paydowns) / advances	(23)	554	(15)	(10)	(19)
Transfers to other real estate owned	-	-	-	-	(954)
	$7,269	$7,292	$6,738	$6,753	$6,763

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016
Interest income:
Interest and fees on loans	$55,556	$52,533	$51,598	$49,210	$47,247
Taxable securities	2,087	1,604	1,107	1,238	1,269
Nontaxable securities	765	785	823	834	858
Federal funds sold	519	377	347	210	73
Other interest and dividends	590	901	816	558	514
Total interest income	59,517	56,200	54,691	52,050	49,961
Interest expense:
Deposits	5,982	5,817	5,358	4,611	4,361
Borrowed funds	1,483	1,274	1,415	1,548	1,421
Total interest expense	7,465	7,091	6,773	6,159	5,782
Net interest income	52,052	49,109	47,918	45,891	44,179
Provision for loan losses	4,986	4,075	3,464	3,800	2,059
Net interest income after provision for loan losses	47,066	45,034	44,454	42,091	42,120
Non-interest income:
Service charges on deposit accounts	1,354	1,375	1,367	1,306	1,307
Mortgage banking	899	1,044	1,112	901	668
Securities gains	-	-	-	(3)	-
Increase in cash surrender value life insurance	724	745	770	655	624
Other operating income	1,569	2,875	1,542	988	836
Total non-interest income	4,546	6,039	4,791	3,847	3,435
Non-interest expense:
Salaries and employee benefits	11,713	11,197	10,958	10,733	11,067
Equipment and occupancy expense	2,250	1,877	2,100	2,023	1,985
Professional services	771	1,058	1,182	999	738
FDIC and other regulatory assessments	997	1,072	775	803	750
Other real estate owned expense	76	91	178	41	449
Other operating expense	5,460	6,742	4,969	4,905	4,301
Total non-interest expense	21,267	22,037	20,162	19,504	19,290
Income before income tax	30,345	29,036	29,083	26,434	26,265
Provision for income tax	7,826	7,298	8,174	7,558	6,309
Net income	22,519	21,738	20,909	18,876	19,956
Dividends on preferred stock	-	24	-	23	-
Net income available to common stockholders	$22,519	$21,714	$20,909	$18,853	$19,956
Basic earnings per common share (1)	$0.43	$0.41	$0.40	$0.36	$0.38
Diluted earnings per common share (1)	$0.42	$0.40	$0.39	$0.36	$0.38

(1) Adjusted to reflect two-for-one stock split that occurred on December 20, 2016.

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	1st Quarter 2017		4th Quarter 2016		3rd Quarter 2016		2nd Quarter 2016		1st Quarter 2016
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$4,976,933	4.50%	$4,676,565	4.45%	$4,554,900	4.47%	$4,406,107	4.47%	$4,230,057	4.48%
Tax-exempt (2)	27,322	4.72	26,344	4.74	21,939	4.37	16,315	4.54	10,281	5.59
Total loans, net of
unearned income	5,004,255	4.51	4,702,909	4.45	4,576,839	4.47	4,422,422	4.47	4,240,338	4.48
Mortgage loans held for sale	5,637	4.10	6,271	3.36	6,724	3.79	7,323	3.62	6,084	4.63
Debt securities:
Taxable	368,349	2.27	295,608	2.17	224,825	2.19	208,113	2.38	221,722	2.29
Tax-exempt (2)	132,578	3.45	134,748	3.54	135,272	3.73	135,954	3.73	137,763	3.79
Total securities (3)	500,927	2.58	430,356	2.60	360,097	2.77	344,067	2.91	359,485	2.86
Federal funds sold	234,460	0.90	242,211	0.62	217,158	0.64	144,206	0.59	48,390	0.61
Restricted equity securities	1,030	1.57	3,042	8.24	5,658	4.01	5,659	3.62	4,962	3.81
Interest-bearing balances with banks	295,648	0.80	601,143	0.55	590,675	0.51	393,782	0.52	373,339	0.51
Total interest-earning assets	6,041,957	4.03%	5,985,932	3.77%	5,757,151	3.81%	5,317,459	3.97%	5,032,598	4.03%
Non-interest-earning assets:
Cash and due from banks	59,697		55,593		58,809		65,318		61,578
Net premises and equipment	44,739		30,421		25,000		23,241		21,023
Allowance for loan losses, accrued
interest and other assets	138,289		140,721		145,804		127,640		126,491
Total assets	$6,284,682		$6,212,667		$5,986,764		$5,533,658		$5,241,690

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$789,273	0.38%	$735,115	0.37%	$696,100	0.37%	$691,776	0.36%	$665,039	0.35%
Savings	50,461	0.33	51,845	0.32	43,569	0.30	41,546	0.30	41,055	0.29
Money market	2,694,225	0.58	2,669,513	0.56	2,471,829	0.55	2,105,420	0.52	1,979,727	0.51
Time deposits	530,000	1.02	527,100	1.00	519,653	0.99	498,151	1.01	507,605	1.00
Total interest-bearing deposits	4,063,959	0.60	3,983,573	0.58	3,731,151	0.57	3,336,893	0.56	3,193,426	0.55
Federal funds purchased	359,747	0.86	353,029	0.63	436,415	0.64	505,076	0.64	441,309	0.64
Other borrowings	55,239	5.26	55,315	5.16	55,410	5.15	55,521	5.20	55,630	5.19
Total interest-bearing liabilities	4,478,945	0.68%	4,391,917	0.64%	4,222,976	0.64%	3,897,490	0.64%	3,690,365	0.63%
Non-interest-bearing liabilities:
Non-interest-bearing
demand deposits	1,254,496		1,289,448		1,250,139		1,142,541		1,077,613
Other liabilities	16,809		14,399		14,376		13,301		12,194
Stockholders' equity	535,232		514,245		494,248		475,917		457,218
Unrealized gains on securities and
derivatives	(800)		2,658		5,025		4,409		4,300
Total liabilities and
stockholders' equity	$6,284,682		$6,212,667		$5,986,764		$5,533,658		$5,241,690
Net interest spread		3.35%		3.13%		3.18%		3.34%		3.40%
Net interest margin		3.53%		3.30%		3.35%		3.51%		3.57%

(1) Average loans include loans on which the accrual of interest has been discontinued.
(2) Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3) Unrealized gains on available-for-sale debt securities are excluded from the yield calculation.

CONTACT: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com